EXHIBIT 99.1

Nanophase Reports Record 2020 Financial Results as Solésence Beauty Science and Life Science Materials Lead Growth

Announces 35+% Overall Growth and $1M Profit

ROMEOVILLE, Ill., March 11, 2021 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care innovations across various beauty and life science categories, protecting skin from environmental aggressors and aiding in medical diagnostics, today reported financial results for the fourth quarter and fiscal year ended December 31, 2020.

Jess Jankowski, President and CEO, commented: “We are growing, and we believe this growth will be sustainable through 2021. We entered 2021 with purchase orders in excess of $12M, a clear indication of growing market acceptance of our Solésence beauty science products and the potential repeatability of our volumes in the life science area, specifically medical diagnostics. We have reached the point where our immediate focus has shifted from building new sales to further streamlining our production to accommodate more growth, a significant positive milestone.”

Jankowski continued, “Our growth strategy, with our long-term investment in Solésence beauty science as its driving force, is transforming our business in terms of both scale and profitability. Our Solésence beauty science product sales have more than tripled between 2019 and 2020. The growth rate far exceeds that of the industry, in part because we are well positioned to participate, and potentially help define the rapidly growing clean beauty segment. Since the inception of Solésence, we have launched well over 100 different SKUs with our clients, or as we call them our brand partners, with the vast majority of them still actively marketed. The rate of new product launches — one of the drivers for our growth in this business segment — has more than doubled each of the past three years, and it appears that number could continue to grow at a rate in the high double digits in the future.”

“High demand for our medical diagnostics materials has created what we believe will become the third major component of our business strategy in life science,” Jankowski further elaborated. “True to our fundamentals, our novel materials technology enables enhanced performance. We believe our materials are able to improve the accuracy and sensitivity of testing protocols in some medical diagnostics applications— something that has been increasingly in the spotlight lately during the global COVID-19 pandemic. Because of this success, we have increased our business and technology development efforts in this segment to define a path for even greater sustainable growth for these and other materials.

Our other major business segment, personal care ingredients, has experienced a 30% downturn year over year, which is in line with our expectations related to behaviors and spending driven by the COVID-19 pandemic, and should ease in 2021.”

Fourth Quarter and Full Year 2020 Financial Highlights

  Revenue for the fourth quarter was $4.9 million, vs. $2.4 million for the same period in 2019. Revenue for the full year was $17.1 million vs. $12.5 million for the same period in 2019.

  For the full year of 2020  :
    Solésence revenue was $6.7 million, up 263% from $1.9 million in 2019.
    Advanced Materials revenue was $4.9 million, up 77% from $2.7 million in 2019.
      This was driven by growth in medical diagnostics materials, accounting for $3.4 million, or 69% of the total segment.
    Personal Care Ingredients revenue was $5.5 million, down 30% from $7.9 million in 2019.
  Net income for the quarter was $0.2 million in 2020, or $0.01 per share, compared to a net loss of $1million, or $0.03 per share, for 2019.   Net income for the full year 2020 was $1 million, or $0.03 per share, compared to a net loss of $3 million, or $0.08 per share, for 2019.

  We note that the PPP funding we received in the second quarter of 2020 is recorded on the balance sheet as a liability and has not had any impact on our income statement to date.

  The Company finished the quarter with approximately $1 million in cash.

“As volume has increased, our gross profit has more than doubled, helping us to achieve full-year GAAP profitability for the first time in our history. We are generating cash from operations that — while more than absorbed by working capital requirements demanded by our growth — is indicative of a much healthier company,” added Jankowski.

“As we entered 2020, we were charged with turning around a business that for many years had showed promise but had yet to fulfill it,” offered Kevin Cureton, Chief Operating Officer. “The investments we made in previous years to grow our top line provided the foundation for transforming our company through changing both the influence we have on our business development processes and the scale of the clients we work with. We now have five brand partners that will purchase several million dollars of the products and services we provide them as well as another half dozen brand partners with the potential to exceed over one million dollars in purchases. On top of this foundation, we layered important operational changes to further professionalize the management of all aspects of our company. These changes led to greater visibility of costs and improved leverage from our operating expenses, and they also empowered our talented employees to execute more effectively. While it is clear that there is more to do in building our team, improving our margins, and expanding our business portfolio, the results from 2020 should be seen as harbinger of the exciting future we see in both our life science and beauty science business sectors.”

Jankowski added, “Lastly, we are reminded daily of what an honor it is to contribute to our national public health through the materials we make for use in medical diagnostics and remain well aware of the sacrifices being made by our fellow citizens under current conditions. We remain committed to protecting our employees, their families, and our communities, as we work to provide essential products for the health and safety of those we serve.”

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically-driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2020	2019
ASSETS	(Unaudited)

Current assets:
Cash	$956,751	$1,193,994
Trade accounts receivable, less allowance for doubtful accounts of $9,000
for both December 31, 2020 and 2019	2,932,427	970,472
Inventories, net	4,339,850	2,553,620
Prepaid expenses and other current assets	605,908	266,587
Total current assets	8,834,936	4,984,673

Equipment and leasehold improvements, net	2,868,025	2,255,158
Operating leases, Right of Use	1,826,869	2,118,883
Other assets, net	10,275	12,528
	$13,540,105	$9,371,242

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$500,000
Line of credit, related party	2,154,832	223,871
Current portion of long-term debt, related party	500,000	500,000
Current portion of capital lease obligations	177,227	218,345
Current portion of operating lease obligations	430,881	356,949
Accounts payable	2,126,093	1,748,021
Current portion of deferred revenue	410,672	482,349
Accrued expenses	483,801	379,314
Total current liabilities	6,783,506	4,408,849

Long-term portion of capital lease obligations	110,432	287,660
Long-term portion of operating lease obligations	1,650,990	2,034,592
Long-term convertible loan, related party	1,097,214	829,721
PPP Loan (SBA)	951,600	-
Long-term portion of deferred revenue	-	92,750
Asset retirement obligation	214,256	206,221
Total long-term liabilities	4,024,492	3,450,944

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized;
38,221,292 and 38,136,792 shares issued and outstanding on December 31, 2020
and December 31, 2019, respectively	382,213	381,368
Additional paid-in capital	102,116,916	101,886,411
Accumulated deficit	(99,767,022)	(100,756,330)
Total stockholders' equity	2,732,107	1,511,449
	$13,540,105	$9,371,242

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$4,492,867	$2,055,067	$16,422,363	$11,852,011
Other revenue	368,476	335,706	701,244	656,764
Net revenue	4,861,343	2,390,773	17,123,607	12,508,775

Operating expense:
Cost of revenue	3,300,575	2,053,674	11,132,700	9,893,117
Gross profit	1,560,768	337,099	5,990,907	2,615,658

Research and development expense	438,039	420,280	1,571,159	1,869,926
Selling, general and administrative expense	800,876	831,251	2,934,462	3,541,964
Income/(Loss) from operations	321,853	(914,432)	1,485,286	(2,796,232)
Interest income	-	-	-	-
Interest expense	(127,648)	(69,594)	(495,978)	(209,876)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	194,205	(984,026)	989,308	(3,006,108)
Provision for income taxes	-	-	-	-
Net income/(loss)	$194,205	$(984,026)	$989,308	$(3,006,108)

Net income/(loss) per share-basic	$0.01	$(0.03)	$0.03	$(0.08)

Weighted average number of basic shares outstanding	38,136,792	38,136,792	38,158,586	36,596,372

Net income (loss) per share-diluted	$0.01	$(0.03)	$0.03	$(0.08)

Weighted average number of diluted shares outstanding	38,218,542	38,136,792	38,539,586	36,596,372

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Yeard ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$4,492,867	$2,055,067	$16,422,363	$11,852,011
Other revenue	368,476	335,706	701,244	656,764
Net revenue	4,861,343	2,390,773	17,123,607	12,508,775

Operating expense:
Cost of revenue detail:
Depreciation	77,872	65,082	295,450	246,576
Non-Cash equity compensation	(5,691)	12,684	32,395	46,293
Other costs of revenue	3,228,394	1,975,908	10,804,855	9,600,248
Cost of revenue	3,300,575	2,053,674	11,132,700	9,893,117
Gross profit	1,560,768	337,099	5,990,907	2,615,658

Research and development expense detail:
Depreciation	10,067	11,022	41,822	47,721
Non-Cash equity compensation	15,809	15,804	58,606	58,000
Other research and development expense	412,163	393,454	1,470,731	1,764,205
Research and development expense	438,039	420,280	1,571,159	1,869,926

Selling, general and administrative expense detail:
Depreciation and amortization	5,543	2,473	20,568	18,421
Non-Cash equity compensation	37,562	34,408	103,581	137,822
Other selling, general and administrative expense	757,771	794,370	2,810,313	3,385,721
Selling, general and administrative expense	800,876	831,251	2,934,462	3,541,964
Income/(Loss) from operations	321,853	(914,432)	1,485,286	(2,796,232)
Interest income	-	-	-	-
Interest expense	(127,648)	(69,594)	(495,978)	(209,876)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	194,205	(984,026)	989,308	(3,006,108)
Provision for income taxes	-	-	-	-
Net income/(loss)	$194,205	$(984,026)	$989,308	$(3,006,108)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	127,648	69,594	495,978	209,876
Addback Depreciation/Amortization	93,482	78,577	357,840	312,718
Addback Non-Cash Equity Compensation	47,680	62,896	194,582	242,115
Addback Other, net	-	-	-	-

Adjusted EBITDA	$463,015	$(772,959)	$2,037,708	$(2,241,399)

COMPANY CONTACT
Investor Relations
630-771-6700